UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

XPO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five American Lane, Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)

(855) 976-6951

Registrant’s telephone number, including area code

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common stock, par value $0.001 per share	XPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indentures

On May 24, 2023, XPO, Inc. (“XPO”) completed its previously announced private placement of $830 million aggregate principal amount of 6.250% senior secured notes due 2028 (the “Secured Notes”) and $450 million aggregate principal amount of 7.125% Senior Notes due 2031 (the “Unsecured Notes” and together with the Secured Notes, the “Notes”). The Secured Notes were issued pursuant to an indenture dated as of May 24, 2023 (the “Secured Notes Indenture”) among XPO, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent. The Unsecured Notes were issued pursuant to a separate indenture dated as of May 24, 2023 (the “Unsecured Notes Indenture”, and together with the Secured Notes Indenture, the “Indentures”) among XPO, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.

The Notes were offered in the United States only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act. The offerings of the Notes have not been registered under the Securities Act or any state securities laws and the Notes may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

The Secured Notes will bear interest at a rate of 6.250% per annum, payable semiannually in cash in arrears on June 1 and December 1 of each year, commencing December 1, 2023. The Secured Notes will mature on June 1, 2028.

The Unsecured Notes will bear interest at a rate of 7.125% per annum, payable semiannually in cash in arrears on June 1 and December 1 of each year, commencing December 1, 2023. The Unsecured Notes will mature on June 1, 2031.

The Notes will be guaranteed by each of XPO’s direct and indirect wholly owned restricted subsidiaries (other than certain excluded subsidiaries) that guarantees or is or becomes a borrower under XPO’s existing secured revolving credit facility or the Term Loan Credit Agreement (as defined below) (or certain replacements thereof) or that guarantees certain capital markets indebtedness of XPO or any guarantor of the Notes.

The Secured Notes and the guarantees thereof will be secured by substantially all of the assets of XPO and the guarantors equally and ratably with the indebtedness under the Term Loan Credit Agreement (subject to permitted liens and certain other exceptions). The Unsecured Notes and the guarantees thereof will be unsecured, unsubordinated indebtedness of XPO and the guarantors.

The Indentures contain certain customary covenants and events of default (subject in certain cases to customary grace and cure periods).

The foregoing descriptions of the Indentures do not purport to be complete and are qualified in their entirety by reference to the Secured Notes Indenture and Unsecured Notes Indenture, as applicable, copies of which are filed as Exhibit 4.1 and 4.2 hereto, respectively, and are incorporated into this Item 1.01 by reference.

Term Loan Credit Agreement

On May 24, 2023, XPO entered into that certain Refinancing Amendment (Amendment No. 8 to Credit Agreement) (the “Amendment”), by and among XPO, its subsidiaries signatory thereto, as guarantors, the lenders party thereto and Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent (the “Administrative Agent”), amending that certain Senior Secured Term Loan Credit Agreement, dated as of October 30, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”), by and among XPO, its subsidiaries from time to time party thereto, as guarantors, the lenders from time to time party thereto and the Administrative Agent.

Pursuant to the Amendment, XPO obtained $700 million of new term loans under the Term Loan Credit Agreement (the “New Term Loans”) having substantially similar terms as the existing term loans thereunder (the “Existing Term Loans”), except with respect to maturity date, issue price, interest rate, prepayment premiums in connection with certain voluntary prepayments and certain other provisions.

The New Term Loans will bear interest at a rate per annum equal to, at XPO’s option, either (a) a Term SOFR rate (subject to a 0.00% floor) or (b) a base rate, in each case, plus an applicable margin of 2.00% for Term SOFR loans or 1.00% for base rate loans. The New Term Loans were issued at an issue price of 99.5% of the face amount thereof. The New Term Loans will mature on May 24, 2028.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

On May 24, 2023, XPO used the net proceeds from the New Term Loans and the Notes, together with cash on hand, to repay $1.93 billion in aggregate principal amount of Existing Term Loans and to pay related fees, expenses, and accrued interest. The remaining portion of the Existing Term Loans are expected to be repaid with cash on hand in the second quarter of 2023.

Item 2.03.	Creation of a Direct Financial Obligations.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Forward-looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by XPO in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors XPO believes are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in XPO’s filings with the SEC, and the following: economic conditions generally; the severity, magnitude, duration and aftereffects of the COVID-19 pandemic, including supply chain disruptions due to plant and port shutdowns and transportation delays, the global shortage of certain components such as semiconductor chips, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages, which may lower levels of service, including the timeliness, productivity and quality of service, and government responses to these factors; XPO’s ability to align its investments in capital assets, including equipment, service centers, and warehouses and other network facilities, to its customers’ demands; XPO’s ability to implement its cost and revenue initiatives; the effectiveness of XPO’s action plan, and other management actions, to improve XPO’s North American LTL business; XPO’s ability to benefit from a sale or other divestiture of one or more business units; XPO’s ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; goodwill impairment, including in connection with a business unit sale or other divestiture; matters related to XPO’s intellectual property rights; fluctuations in currency exchange rates; fuel price and fuel surcharge changes; natural disasters, terrorist attacks, wars or similar incidents, including the conflict between Russia and Ukraine and increased tensions between Taiwan and China; the expected benefits of the spin-off of RXO, Inc.; the impact of the prior spin-offs of GXO Logistics, Inc. and RXO, Inc. on the size and business diversity of XPO; the ability of the spin-off of a business unit to qualify for tax-free treatment for U.S. federal income tax purposes; XPO’s ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; XPO’s indebtedness; XPO’s ability to raise debt and equity capital; fluctuations in fixed and floating interest rates; XPO’s ability to maintain positive relationships with its network of third-party transportation providers; XPO’s ability to attract and retain qualified drivers; labor matters; litigation; risks associated with XPO’s self-insured claims; risks associated with defined benefit plans for XPO’s current and former employees; the impact of potential sales of common stock by XPO’s chairman; governmental regulation, including trade compliance laws, as well as changes in international trade policies, sanctions and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; and competition and pricing pressures.

All forward-looking statements set forth in this Current Report on Form 8-K are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by XPO will be realized or, even if substantially realized, that they will have the expected consequences to or effects on XPO or its business or operations. Forward-looking statements set forth in this Current Report on Form 8-K speak only as of the date hereof, and XPO does not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document
4.1	Indenture, dated as of May 24, 2023, by and among XPO, Inc., the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent
4.2	Indenture, dated as of May 24, 2023, by and among XPO, Inc., the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee
10.1	Refinancing Amendment (Amendment No. 8 to Credit Agreement), dated as of May 24, 2023, by and among XPO, Inc., the subsidiaries signatory thereto, as guarantors, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPO, INC.

Date: May 24, 2023	/s/ Carl D. Anderson II
Carl D. Anderson II Chief Financial Officer